UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2015

Coeur Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

104 S. Michigan Ave., Suite 900

Chicago, Illinois 60603

(Address of Principal Executive Offices)

(312) 489-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Agreement and Plan of Merger

On March 3, 2015, Coeur Mining, Inc. (“Coeur”), Hollywood Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Coeur, Paramount Gold and Silver Corp. (“Paramount”) and Paramount Nevada Gold Corp., a wholly-owned subsidiary of Paramount (“SpinCo”), entered into an Amendment to Agreement and Plan of Merger (the “Amendment”) to the previously disclosed Agreement and Plan of Merger, dated as of December 16, 2014 (the “Merger Agreement”), by and among Coeur, Merger Sub, Paramount and SpinCo. Pursuant to the Merger Agreement, Merger Sub will merge with and into Paramount, with Paramount surviving as the wholly-owned subsidiary of Coeur (the “Merger”). Pursuant to the Amendment, the condition to closing that each of Coeur and Paramount shall have received a written opinion from their respective counsel to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), was amended so that the condition now requires that the parties shall have received a written opinion to the effect that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, the maturity of the promissory note providing for a loan from Coeur to Paramount at the closing of the Merger was increased from one year to five years. Other than expressly modified pursuant to the Amendment, the Merger Agreement remains in full force and effect.

The foregoing description of the Amendment is not a complete description of all of the parties’ rights and obligations under the Merger Agreement or the Amendment. The above description is subject to, and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) by Coeur on December 18, 2014, and the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

The proposed transaction will be submitted to Coeur’s stockholders for their consideration. In connection with the proposed transaction, Coeur will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Coeur and Paramount that also constitute a prospectus of Coeur. In addition, SpinCo, a subsidiary of Paramount, will file a registration statement on Form S-1 that will constitute a prospectus of SpinCo. Investors and security holders are urged to read the joint proxy statement and registration statements/prospectuses and any other relevant documents filed with the SEC, because they contain important information. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents that Coeur and Paramount filed with the SEC at the SEC’s website at www.sec.gov. In addition, these documents may be obtained from Coeur free of charge by directing a request to investors@coeur.com, or from Paramount free of charge by directing a request to ctheo@paramountgold.com.

Participants in Solicitation

Coeur, Paramount, and certain of their respective directors and executive officers may be deemed to be participants in the proposed transaction under the rules of the SEC. Investors and security holders may obtain information regarding the names, affiliations and interests of Coeur’s directors and executive officers in Coeur’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 20, 2015, and its proxy statement for its 2014 Annual Meeting, which was filed with the SEC on March 31, 2014. Information regarding the names, affiliations and interests of Paramount’s directors and executive officers may be found in Paramount’s Annual Report on Form 10-K for the year ended June 30, 2014, which was filed with the SEC on September 9, 2014, and its definitive proxy statement for its 2014 Annual Meeting, which was filed with the SEC on October 24, 2014. These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction.

Non-Solicitation

A registration statement relating to the securities to be issued by Coeur in the proposed transaction will be filed with the SEC, and Coeur will not issue, sell or accept offers to buy such securities prior to the time such registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 2.1	Amendment to Agreement and Plan of Merger, dated as of March 3, 2015, among Coeur Mining, Inc., Hollywood Merger Sub, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

Date: March 6, 2015	By:	/s/ Peter C. Mitchell
	Name:	Peter C. Mitchell
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Amendment to Agreement and Plan of Merger, dated as of March 3, 2015, among Coeur Mining, Inc., Hollywood Merger Sub, Inc., Paramount Gold and Silver Corp. and Paramount Nevada Gold Corp.